Exhibit 4.7

TRIUS THERAPEUTICS, INC.

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of March 19, 2008, by and among TRIUS THERAPEUTICS, INC., a Delaware corporation (the “Company”) and the investors listed on Exhibit A hereto (referred to hereinafter as the “Investors” and each individually as an “Investor”).

RECITALS

WHEREAS, in connection with the Company’s prior sale of its Series A-2 Preferred Stock (the “Series A-2 Stock”), the Company and certain of the Investors entered into that certain Amended and Restated Investor Rights Agreement dated February 13, 2007 (the “Prior Agreement”);

WHEREAS, the Company proposes to enter into a financing involving, among other things, the purchase by certain of the Investors of shares of the Company’s Series B Preferred Stock (the “Series B Stock”) pursuant to that certain Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”) of even date herewith (the “Financing”); and

WHEREAS, as a condition to entering into the Purchase Agreement and in connection with the consummation of the Financing, the Investors have requested the Company extend to them registration rights, information rights and other rights as set forth below, and to terminate the Prior Agreement and to accept, as applicable, rights and covenants hereunder in lieu of their rights and covenants under the Prior Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Prior Agreement in its entirety as set forth herein:

SECTION 1. GENERAL.

1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

(a) “Common Stock” means the Company’s Common Stock, $0.0001 par value.

(b) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(c) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

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(d) “Holder” means any Investor owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

(e) “Initial Offering” means the Company’s first firm commitment underwritten public offering of the Common Stock registered under the Securities Act.

(f) “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

(g) “Registrable Securities” means (a) Common Stock issuable or issued upon conversion of the Shares and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities (i) sold by a person to the public either pursuant to a registration statement or Rule 144, (ii) sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned or (iii) held by a Holder (together with its affiliates) if, as reflected on the Company’s list of stockholders, such Holder (together with its affiliates) holds less than 1% of the outstanding Common Stock (treating all shares of Series Preferred on an as-if-converted basis), the Company has completed its Initial Offering and all shares of Common Stock issuable or issued upon conversion of the Shares held by and issuable to such Holder (and its affiliates) may be sold pursuant to Rule 144 during any 90-day period.

(h) “Registrable Securities then outstanding” shall be the number of shares of the Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

(i) “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

(j) “Rule 144” shall mean Rule 144 promulgated under the Securities Act.

(k) “SEC” or “Commission” means the Securities and Exchange Commission.

(l) “Securities Act” shall mean the Securities Act of 1933, as amended.

(m) “Selling Expenses” shall mean all stock transfer taxes, underwriting discounts and selling commissions applicable to the sale.

(n) “Series A-1 Stock” shall mean the Company’s Series A-1 Preferred Stock.

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(o) “Series Preferred” shall mean the Series A-1 Stock, the Series A-2 Stock and the Series B Stock.

(p) “Shares” shall mean the Series Preferred held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns and, except for Sections 2.2 and 2.4, the Series A-1 Stock and Series A-2 Stock issuable upon exercise of the Warrants.

(q) “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

(r) “Warrants” shall mean (i) that certain warrant to purchase Series A-1 Stock held by Forsythe Biotechnology Group, Inc. dated November 1, 2004, (ii) that certain warrant to purchase Series A-1 Stock held by VenCore Solutions LLC dated December 20, 2005, (iii) that certain warrant to purchase Series A-1 Stock held by VenCore Solutions LLC dated October 13, 2006, (iv) that certain warrant to purchase Series A-2 Stock held by VenCore Solutions LLC dated June 14, 2007 and (v) that certain warrant to purchase Series A-2 Stock held by TriplePoint Capital LLC dated September 14, 2007.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1 Restrictions on Transfer.

(a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require any transferee pursuant to Rule 144 to be bound by the terms of this Agreement if the shares so transferred do not remain Registrable Securities hereunder following such transfer.

(b) Notwithstanding the provisions of subsection (a) immediately above, no such restriction shall apply to a transfer by a Holder that is (A) a partnership transferring to its partners or former partners their respective partnership interests in accordance with the terms of the applicable partnership agreement, (B) a corporation transferring to a wholly-owned subsidiary or a parent

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corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members their respective interest in the limited liability company in accordance with the terms of the limited liability company agreement, or (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will agree in writing to be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.

(c) Each certificate representing Shares or Registrable Securities shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER AND THE COMPANY. COPIES OF SUCH INVESTOR RIGHTS AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(d) The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering and the Holder shall have obtained subject to Sections 2.1(a) and 2.1(b) an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend; provided, that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder.

(e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

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2.2 Demand Registration.

(a) Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least 20% of the Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of at least 20% of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, is at least $5,000,000), then the Company shall, within 30 days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that all Holders request to be registered.

(b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration; provided further, that if such reduction shall reduce the amount of Registrable Securities held by such Holders to be included in such underwriting and registration below 50% of the total amount of Registrable Securities requested to be included in such registration by the Initiating Holders, then such registration shall not be counted as a registration effected pursuant to Section 2.2 or Section 2.4. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c) The Company shall not be required to effect a registration pursuant to this Section 2.2:

(i) prior to the earlier of (A) the third anniversary of the date of this Agreement or (B) of the expiration of the restrictions on transfer set forth in Section 2.11 following the Initial Offering;

(ii) after the Company has effected two registrations pursuant to this Section 2.2, such registrations have been declared or ordered effective, there are no stop orders in effect and the Company has otherwise complied with its obligations set forth in Section 2.6 hereof with respect to such registrations, each at the time of any subsequent request to effect any additional registration pursuant to this Section 2.2;

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(iii) during the period starting with the date of filing of, and ending on the date 180 days following the effective date of the registration statement pertaining to the Initial Offering (or such longer period as may be determined pursuant to Section 2.11 hereof); provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

(iv) if within 30 days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for its Initial Offering within 90 days of the time of the Company’s receipt of such written request in which the Initiating Holders have been or will be permitted to include all the Registrable Securities so requested to be registered, subject to Section 2.2(b);

(v) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2 a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company (the “Board”), it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Initiating Holders; provided that such right to delay a request under this Section 2.2(c)(v) (together with any similar right in the case of a registration under Section 2.4) shall be exercised by the Company not more than twice in any 12-month period;

(vi) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or

(vii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

2.3 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least 30 days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder, at such Holder’s election. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within 15 days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

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(a) Underwriting. If the registration statement of which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below 20% of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include securities of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least 10 business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4 Form S-3 Registration. In case the Company shall receive a written request from any Holder or Holders of Registrable Securities that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

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(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

(i) if Form S-3 is not available for such offering by the Holders, or

(ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000, or

(iii) if within 30 days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to file a registration statement for a public offering within 90 days, other than pursuant to a Special Registration Statement, or

(iv) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 60 days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request under this Section 2.4(b)(iv) (together with any similar right in the case of a registration under Section 2.2) shall be exercised by the Company not more than twice in any 12-month period, or

(v) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 2.4, such registrations have been declared or ordered effective, there are no stop orders in effect and the Company has otherwise complied with its obligations set forth in Section 2.6 hereof with respect to such registrations, each at the time of any subsequent request to effect any additional registration pursuant to this Section 2.4, or

(vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.2.

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2.5 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2, 2.3 or 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Holders requesting such registration proceeding unless (a) the withdrawal is based upon a material adverse event related to the business, properties, condition or operations of the Company of which such Holders were not aware at the time of such request (without imputing the knowledge of any non-requesting Holder to any requesting Holders) or (b) the Holders of a majority of Registrable Securities agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 2.2 or 2.4, as applicable, to undertake any subsequent registration, in which event such right to one requested registration shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 2.2 or 2.4, as applicable, to undertake any subsequent registration.

2.6 Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 180 days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed 60 days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of the holders of a majority of the Registrable Securities registered under the applicable registration statement. If so directed by the

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Company, all Holders registering shares under such registration statement shall (i) not offer to sell any Registrable Securities pursuant to the registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension; and (ii) use their best efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. Notwithstanding the foregoing, the Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement other than a registration statement on Form S-3 that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in subsection (a) above.

(c) Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, each Holder’s (i) representations and warranties thereunder shall be limited to matters respecting its ownership of the Registrable Securities and such other information it adds to the registration statement regarding itself, and (ii) indemnification thereunder shall be (x) limited to the information in item (i) immediately above, and be expressly subject to the net proceeds from the offering received by such Holder in the offering, and (y) shall be a several obligation of such Holder (and shall not be a joint and several obligation of all of the Holders).

(e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

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(f) Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(g) Make generally available to its security holders, and to deliver to each Holder participating in the registration statement, an earnings statement of the Company that will satisfy the provisions of Section 11(a) of the Securities Act covering a period of 12 months beginning after the effective date of such registration statement as soon as reasonably practicable after the termination of such 12-month period.

2.7 Delay of Registration; Furnishing Information.

(a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

(b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

(a) The Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who, directly or indirectly, controls, is controlled by or is under common control with such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) (or actions in respect thereto) to which any of the foregoing entities or persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus

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or final prospectus contained therein or otherwise filed with the SEC or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, member, officer, director, underwriter or control person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or control person of such Holder.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, severally and not jointly and severally, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who, directly or indirectly, controls, is controlled by or is under common control with the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, members, directors or officers or any person who, directly or indirectly, controls, is controlled by or is under common control with such Holder, against any losses, claims, damages or liabilities (joint or several) (or actions in respect thereto) to which the Company or any such director, officer, control person, underwriter or other such Holder, or partner, member, director, officer or control person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated by reference therein, including any preliminary prospectus or final prospectus contained therein or otherwise filed with the SEC or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, control person, underwriter or other Holder, or partner, member, officer, director or control person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is

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effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

(d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e) The obligations of the Company and Holders under this Section 2.8 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.8 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares remain Registrable Securities) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member, or stockholder of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder, (c) acquires at least 100,000 shares of Registrable Securities (as adjusted for stock splits and combinations), or (d) is an entity affiliated by common control (or other related entity) with such Holder; provided, however, that transfers to a Holder’s partners, former partners, members, former members, stockholders or affiliates who are originally a party to this Agreement shall not require a minimum amount of shares of Registrable Securities to be transferred; provided, further, (i) the transferor shall, within 10 days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

2.10 Limitation on Subsequent Registration Rights. Other than as provided in Section 5.10, after the date of this Agreement, the Company shall not, without the written consent of Holders of at least 66 2/3% of the Registrable Securities then outstanding, voting together as a single class on an as-converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) grant such holder rights (a) to demand the registration of shares of the Company’s capital stock or (b) to include such shares in a registration statement that would reduce the number of shares includable by the Holders, (ii) grant any registration rights unless such holder is bound by obligations similar to the obligations of the Holders set forth in Sections 2.5, 2.7, 2.8, 2.11 and 2.12 or (iii) otherwise conflict with the registration rights granted to the Holders pursuant to this Agreement.

2.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities of the Company) held by such Holder (other than those included in the registration or those acquired in or following the Initial Offering) for a period specified by the representative of the underwriters of Common Stock (or other securities of the Company) not to exceed 180 days following the effective date of the Initial Offering (or such longer period after the expiration of the 180-day period, as the underwriters or the Company shall request in order to comply with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation); provided, that all officers and directors of the Company (and any entities affiliated with such directors) are bound by and have entered into similar agreements for the same period of time.

2.12 Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.11 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities of the Company) in writing, each Holder shall provide, within 10 days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.11

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and this Section 2.12 shall not apply to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities of the Company) subject to the foregoing restriction until the end of said 10-day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.11 and 2.12. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.11 and 2.12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.13 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

(c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

3.1 Basic Financial Information and Reporting.

(a) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b) So long as an Investor (with its affiliates) holds any shares of Registrable Securities (a “Current Investor”), the Company will furnish each such Current Investor, as soon as practicable after the end of each fiscal year of the Company, and in any event within 90 days thereafter, a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof) and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. The Company will also furnish each Current Investor, as soon as

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practicable after the end of each fiscal year of the Company, and in any event within 150 days thereafter, such financial statements accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Board.

(c) The Company will furnish each Current Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter: (i) a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

(d) The Company will furnish each Current Investor (i) at least 30 days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto) and (ii) as soon as practicable after the end of each month, and in any event within 30 days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied (except as noted thereon or as disclosed to the recipients thereof), with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

3.2 Inspection Rights. Each Current Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board determines in good faith is highly confidential or attorney-client privileged and should not, therefore, be disclosed, unless such Current Investor signs a nondisclosure agreement in a form reasonably acceptable to the Company.

3.3 Confidentiality of Records. Each Investor agrees to use the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to such Investor that the Company identifies as being confidential or proprietary (so long as such information provided pursuant to this Agreement is not in the public domain), except that such Investor may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Investor as long as such partner, subsidiary or parent is advised of the confidentiality of such information; (ii) at such time as it enters the public domain through no fault of such Investor; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by Investor or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law. Notwithstanding anything to the contrary contained herein, this Section 3.3 shall not be construed to limit the right of such Investor or its affiliated entities to develop (directly or indirectly) independently or acquire (directly or indirectly) products or services without use of the Company’s confidential information. The Company acknowledges that

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such Investor or its affiliated entities may currently or in the future be developing information internally, or receiving information from other parties, that is similar to the confidential information received from the Company. Accordingly, nothing in this Section 3.3 will prohibit such Investor or its affiliated entities from developing or having developed for it products, concepts, systems or techniques that are similar to or compete with the products, concepts, systems or techniques contemplated by or embodied in the confidential information of the Company.

3.4 Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series Preferred, all Common Stock issuable from time to time upon such conversion.

3.5 Stock Vesting. Unless otherwise approved by the Board (including at least one of the directors designated by the holders of Series Preferred), all stock options, Common Stock, and other stock equivalents issued after the date of this Agreement to employees, officers, directors, consultants and other service providers shall be subject to vesting as follows: (a) 25% of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person’s services commencement date with the company, and (b) 75% of such stock shall vest over the next three years on a monthly basis. Unless otherwise approved by the Board (including at least one of the directors designated by the holders of Series Preferred), any unvested stock issuable or issued upon exercise of such stock options or other stock equivalents at the time of termination of continuous service (for any reason) to the Company shall be subject to repurchase by the Company at the lower of (i) the original price per share paid by for such stock or (ii) the fair market value per share of such stock as of the date of such repurchase, as determined in good faith by the Board.

3.6 Director and Officer Insurance. The Company will obtain and maintain in full force and effect director and officer liability insurance in an amount determined by the Board.

3.7 Proprietary Information and Inventions Agreement. The Company has and shall continue to require all employees, consultants and advisors to execute and deliver a Proprietary Information and Inventions Agreement substantially in a form approved by the Board.

3.8 Board Matters. The Company shall reimburse members of the Board for usual and reasonable out of pocket expenses for travel and lodging for their attendance at Board meetings (or any committees thereof) and reasonable expenses incurred while working for the benefit of the Company. The Board shall meet at least once during each quarter.

3.9 Executive Chairman. The Board shall appoint an Executive Chairman (the “Executive Chairman”), who shall be one of the directors appointed by the holders of the Common Stock and Series Preferred, voting together as a single class on an as-if-converted basis (an “Independent Director”), and shall initially be David S. Kabakoff, Ph.D. The Executive Chairman shall work on behalf of the Company approximately one day per week and shall be compensated for such service as determined by the Compensation Committee of the Board, or if no such committee exists, by the disinterested members of the Board.

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3.10 Independent Director Compensation. With the exception of the Executive Chairman, any compensation provided to any Independent Director shall be provided to each other Independent Director.

3.11 Key Man Insurance. The Company shall obtain and maintain in full force and effect term key-person life insurance in the amount of $1,000,000 on the life of Jeffrey Stein, Ph.D., naming the Company as beneficiary.

3.12 Qualified Small Business Stock Status. In the event that the Company proposes to take an action or engage in a transaction that would reasonably be expected to result in the Shares no longer being “qualified small business stock” within the meaning of Section 1202(c) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company shall notify the Investors and consult in good faith to devise a mutually agreeable and reasonable alternative course of action or transaction structure that would preserve such status. In addition, the Company shall submit to the Investors and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and any related Treasury Regulations. In addition, within ten (10) days after any Investor has delivered to the Company a written request therefor, the Company shall deliver to such Investor a written statement informing the Investor whether, in the Company’s good-faith judgment after a reasonable investigation, such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code, or would constitute “qualified small business stock,” if determination of whether stock constitutes “qualified small business stock” were made by taking into account the modifications set forth in Section 1045(b)(4) of the Code. The Company’s obligation to furnish a written statement pursuant to this Section 3.12 shall continue notwithstanding the fact that a class of the Company’s stock may be traded on an established securities market.

3.13 Market Stand-off Provision. Unless otherwise approved by the Board, the Company shall cause each future holder of its securities to enter into an agreement substantially similar to the lock-up agreement set forth in Section 2.11 hereof.

3.14 Right of First Refusal. The Company shall cause each future holder of the Company’s Common Stock (other than shares of Common Stock issued or issuable upon conversion of Preferred Stock) to be subject to a right of first refusal in favor of the Company, which the Company shall assign to the Investors on a pro-rata basis in the event it is not exercised in full by the Company, subject to overallotment rights of the fully-participating Investors.

3.15 TriplePoint Loan. The Board shall approve all indebtedness incurred pursuant to that certain Plain English Growth Capital Loan and Security Agreement dated September 14, 2007 by and between the Company and TriplePoint Capital LLC.

3.16 Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement (other than the provisions of Section 3.3 and 3.6) shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to an Initital Offering or (ii) an Acquisition or Asset Transfer (each as defined in the Company’s Amended and Restated Certificate of Incorporation as in effect as of the date hereof (the “Restated Charter”)) (excluding an Acquisition or Asset Transfer by a privately-held entity in which the consideration includes equity securities of such entity).

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SECTION 4. RIGHTS OF FIRST REFUSAL.

4.1 Subsequent Offerings. Subject to applicable securities laws, each Current Investor shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Current Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) of which such Current Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible into or exercisable or exchangeable for, with or without consideration, any Common Stock, Preferred Stock or other security of the Company (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security of the Company or (iv) any such warrant or right.

4.2 Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Current Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Current Investor shall have 20 days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Current Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

4.3 Issuance of Equity Securities to Other Persons. If not all of the Current Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Current Investors who do so elect (“Fully Exercising Investors”) and shall offer such Fully Exercising Investors the right to acquire such unsubscribed shares on a pro rata basis equal to the ratio of (a) the number of shares of the Common Stock (including all shares of Common Stock issuable or issued upon conversion of the Shares) of which such Fully Exercising Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) then held by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares. The Fully Exercising Investors shall have five days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. The Company shall have 90 days thereafter to sell the Equity Securities in respect of which the Current Investor’s rights were not exercised, at the same price and upon the same terms and conditions to the purchasers thereof as specified in the Company’s notice to the Current Investors pursuant to Section 4.2 hereof. If the Company has not sold such

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Equity Securities within 90 days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Current Investors in the manner provided above.

4.4 Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to a Qualified Public Offering (as defined in the Restated Charter), (ii) an Acquisition or Asset Transfer (excluding an Acquisition or Asset Transfer by a privately-held entity in which the consideration includes equity securities of such entity) or (iii) solely with respect to any Current Investor, the date on which such Current Investor is offered a right of first refusal in accordance with Section 4 and elects not to exercise such right. Notwithstanding Section 5.5 hereof, the rights of first refusal established by this Section 4 may be amended, or any provision waived with and only with the written consent of the Company and the Current Investors holding at least 66 2/3% of the Registrable Securities held by all Current Investors, voting together as a single class on an as-converted basis, or as permitted by Section 5.5; provided that, no amendment or waiver shall adversely affect the rights of any Investor with respect to any series of Series Preferred held by such Investor in a manner differently than the rights of other Investors with respect to such series of Series Preferred, unless such amendment or waiver is agreed to in writing by such adversely affected Investor; provided further that each Current Investor shall receive notice of such amendment or waiver within a reasonable period of time following the effectiveness of such amendment or waiver.

4.5 Assignment of Rights of First Refusal. The rights of first refusal of each Current Investor under this Section 4 may be assigned to the same parties provided for with respect to any transfer of registration rights pursuant to Section 2.9, subject to the same restrictions set forth therein.

4.6 Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a) Equity Securities issued upon conversion of the Series Preferred;

(b) any Equity Securities issued in connection with any stock split, stock dividend, stock distribution or recapitalization by the Company;

(c) Equity Securities issued after the date of this Agreement to employees, officers or directors of, or consultants or advisors to the Company pursuant to stock purchase or stock option plans or other arrangements that either (1) exist as of the date of this Agreement and have been approved by the Board or (2) are approved after the date of this Agreement by the Board;

(d) Equity Securities issued or issuable pursuant to any rights or agreements, options, warrants or convertible securities outstanding as of the date of this Agreement; and Equity Securities issued pursuant to any such rights or agreements granted after the date of this Agreement, so long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights or agreements;

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(e) any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition, strategic alliance or similar business combination approved by the Board, including the approval of a majority of the directors elected by the holders of the Series Preferred (the “Preferred Directors”);

(f) any Equity Securities issued pursuant to any equipment loan or leasing arrangement, real property leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board, including the approval of a majority of the Preferred Directors;

(g) any Equity Securities issued to third-party service providers in exchange for or as partial consideration for services rendered to the Company approved by the Board;

(h) any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including, without limitation, (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements; provided that such transactions are primarily for purposes other than raising capital and the terms of such business relationship with such entity have been approved by the Board, including the approval of a majority of the Preferred Directors;

(i) any Equity Securities issued in connection with a Qualified Public Offering; and

(j) any Series B Stock issued by the Company pursuant to the terms of the Purchase Agreement.

SECTION 5. MISCELLANEOUS.

5.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and to be performed entirely within California, without reference to conflicts of laws or principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of San Diego, California.

5.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, and administrators and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

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5.3 Entire Agreement. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the granting by the Company of information rights, registration rights and rights of first refusal to certain Investors and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement. The Company and holders of at least 66 2/3% of the Registrable Securities (as defined in the Prior Agreement) held by Investors who are parties to the Prior Agreement hereby agree, as evidenced by their signatures hereto, that all rights granted and covenants made under the Prior Agreement are hereby waived, released, terminated and superseded in their entirety and shall have no further force or effect whatsoever. The rights and covenants provided herein set forth the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

5.4 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

5.5 Amendment and Waiver.

(a) Except as otherwise expressly provided, this Agreement may be amended or modified, and the obligations of the Company and the rights of the Holders under this Agreement may be waived, only upon the written consent of the Company and the holders of at least 66 2/3% of the Registrable Securities then outstanding, voting together as a single class on an as-converted basis; provided that, that no amendment or waiver shall adversely affect the rights of any Investor with respect to any series of Series Preferred held by such Investor in a manner differently than the rights of other Investors with respect to such series of Series Preferred, unless such amendment or waiver is agreed to in writing by such adversely affected Investor; provided further that each Current Investor shall receive notice of such amendment or waiver within a reasonable period of time following the effectiveness of such amendment or waiver.

(b) For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

5.6 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

22.

5.7 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) upon receipt of confirmation of delivery, when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address or electronic mail address as such party may designate by 10 days advance written notice to the other parties hereto. Upon the request of a party, courtesy copies of any notice required in connection with this Agreement shall be provided to such party’s legal counsel; provided, however, that delivery to such party’s legal counsel shall have no bearing on the effectiveness of such notice.

5.8 Attorneys’ Fees. In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

5.9 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

5.10 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6(e), (f), (g) or (h) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.

5.11 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Facsimile signatures shall be as effective as original signatures.

5.12 Aggregation of Stock. All shares of Registrable Securities or Shares held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

5.13 Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

5.14 Termination. This Agreement shall terminate and be of no further force or effect upon the earlier of: (i) an Acquisition or Asset Transfer (excluding an Acquisition or Asset Transfer by a privately-held entity in which the consideration includes equity securities of such entity); or (ii) the date five years following the closing of a Qualified Public Offering.

23.

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24.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

TRIUS THERAPEUTICS, INC.

By:	/S/ JEFFREY STEIN
JEFFREY STEIN, PH.D.
President and Chief Executive Officer

Address:	6310 Nancy Ridge Drive, Suite 101
San Diego, CA 92121

A-1.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Brook Byers

Name:	Brook Byers

Title:	Senior Vice President

Address:	c/o Kleiner, Perkins, Caufield & Byers
2750 Sand Hill Road
Menlo Park, CA 94025

A-2.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

FINTECH GIMV FUND LP

By:	FGF (GP) Management Limited
Its:	General Partner

By:	/s/ Denzil Boschat
Denzil Boschat
Director

Address:	La Motte Chambers,
St Helier
Jersey
Channel Islands
JE1 1BJ

A-3.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C.
its General Partner

By:	/s/ Michael Powell
Michael Powell
Managing General Partner

Address:	140 Geary Street, 10th Floor
San Francisco, California 94108

A-4.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

INTERWEST PARTNERS IX, LP

By:	InterWest Management Partners IX, LLC
its General Partner

By:	/s/ Nina Kjellson
Nina Kjellson
Venture Member

Address:	2710 Sand Hill Road, Second Floor
Menlo Park, California 94025

A-5.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

VERSANT VENTURE CAPITAL III, L.P.

By:	Versant Ventures III, LLC
its General Partner

By:	/s/ Brian G. Atwood

Name:	Brian G. Atwood

Title:	Managing Director

Address:	3000 Sand Hill Road
Building 4, Suite 210
Menlo Park, California 94025

VERSANT SIDE FUND III, L.P.

By:	Versant Ventures III, LLC
its General Partner

By:	/s/ Brian G. Atwood

Name:	Brian G. Atwood

Title:	Managing Director

Address:	3000 Sand Hill Road
Building 4, Suite 210
Menlo Park, California 94025

A-6.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

PRISM VENTURE PARTNERS V, L.P.

By:	Prism Investment Partners V, L.P.
its General Partner

By:	Prism Venture Partners V, L.L.C.
its General Partner

By:	/s/ Gordie Nye
Managing Director

Address:	117 Kendrick Street, Suite 200
Needham, MA 02494

PRISM VENTURE PARTNERS V-A, L.P.

By:	Prism Investment Partners V, L.P.
its General Partner

By:	Prism Venture Partners V, L.L.C.
its General Partner

By:	/s/ Gordie Nye
Managing Director

Address:	117 Kendrick Street, Suite 200
Needham, MA 02494

A-7.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

JIMMY ANKLESARIA AND JENNIFER L. ANKLESARIA FAMILY TRUST UTD 16 JULY 1993

By:	/s/ Jimmy Anklesaria, Co. Trustee

Name:	Jimmy Anklesaria

Title:	Co. Trustee

Address:	1172 Cuchara Drive
Del Mar, CA 92014

A-8.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

EDGAR F. BERNER TRUST DATED 2/17/89

By:	/s/ Edgar F. Berner

Name:	Edgar F. Berner

Title:	Trustee

Address:	1230 Inspiration Drive
La Jolla, California 92037

A-9.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

JULIA RICHARDSON BROWN TRUST 1998 U/A DTD 12/18/98

By:	/s/ Julia R. Brown

Name:	Julia R. Brown

Title:	Trustee

Address:	11480 Forestview Lane
San Diego, California 92131

A-10.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/S/ NICHOLAS G. CAVAROCCHI
NICHOLAS G. CAVAROCCHI

Address:	600 Maryland Ave. S.W. Suite 835 W Washington, DC 20024

A-11.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

THE FRANCOIS FERRE AND MAGDA MARQUET TRUST, AUGUST 1, 1993

By:	/s/ Francois Ferré

Name:	Francois Ferré

Title:	Trustee

Address:	8540 Avenida de las Ondas La Jolla, California 92037

A-12.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

FLORIO FAMILY TRUST DATED JUNE 21, 2002

By:	/s/ Jack J. Florio

Name:	Jack J. Florio

Title:	Trustee

Address:	7675 La Jolla Boulevard, Unit #104 La Jolla, CA 92037

A-13.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

KIYOIZUMI FAMILY TRUST DATED FEBRUARY 6, 2003

By:	/s/ Takashi Kiyoizumi

Name:	Takashi Kiyoizumi

Title:	Trustee

Address:	17231 Holly Leaf Court San Diego, California 92127

A-14.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/S/ GARY KREMEN
GARY KREMEN

Address:	4019 Goldfinch #137 San Diego, California 92103

A-15.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

THE RALPH D. AND SANDRA DEE MAYER FAMILY TRUST U/D/T DATED 4/23/01

By:	/s/ Ralph J. Mayer

Name:	Ralph J. Mayer

Title:	Trustee

Address:	3495 Caminito Daniella Del Mar, California 92014

A-16.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

THE FRANK & BARBARA PETERS FAMILY TRUST DTD 5/96

By:	/s/ Francis X. Peters Jr.

Name:	Francis X. Peters Jr.

Title:	TTEF

Address:	3018 Breakers Drive Corona del Mar, California 92625

A-17.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

AMIRALI S. RAJWANY AND DANA R. RAJWANY FAMILY TRUST

By:	/s/ Amirali S. Rajwany

Name:	Amirali S. Rajwany

Title:	Trustee

Address:	5176 Meadows Del Mar San Diego, California 92130

A-18.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/S/ HAMILTON SOUTHWORTH III
HAMILTON SOUTHWORTH III

Address:	1473 Horizon Pointe El Cajon, CA 92020

A-19.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

STRATEGY ADVISORS, LLC DEFINED BENEFIT PLAN

By:	/s/ David S. Kabakoff

Name:	David S. Kabakoff

Title:	Plan Administrator

Address:	P.O. Box 9151 (USPS) 16947 Circa Del Sur (FedEx or UPS) Rancho Santa Fe, California 92067

DAVID S. & SUSAN O. KABAKOFF FAMILY TRUST DATED 2/24/00

By:	/s/ David S. Kabakoff, Trustee

Name:	David S. Kabakoff

Title:	Trustee

Address:	P.O. Box 9151 (USPS) 16947 Circa Del Sur (FedEx or UPS) Rancho Santa Fe, California 92067

A-20.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

JAN S. TUTTLEMAN 2000 TRUST

By:	/s/ Jan Tuttleman

Name:	Jan Tuttleman

Title:	Trustee

Address:	7791 Starlight Drive La Jolla, CA 92037

A-21.

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

INVESTOR:

/S/ JEFFREY STEIN
JEFFREY STEIN, PH.D.

Address:	13525 Samantha Avenue San Diego, California 92129

A-22.

EXHIBIT A

SCHEDULE OF INVESTORS

NAME AND ADDRESS

KPCB HOLDINGS, INC., AS NOMINEE c/o Kleiner, Perkins, Caufield & Byers 2750 Sand Hill Road Menlo Park, CA 94025 Attention: Risa Stack, Ph.D.

FINTECH GIMV FUND LP La Motte Chambers St Helier Jersey Channel Islands JE1 1BJ Attention: Denzil Boschat

SOFINNOVA VENTURE PARTNERS VII, L.P. 140 Geary Street, 10th Floor San Francisco, California 94108 Attention: Michael Powell, Ph.D.

INTERWEST PARTNERS IX, LP 2710 Sand Hill Road, Second Floor Menlo Park, California 94025 Attention: Nina Kjellson

VERSANT VENTURE CAPITAL III, L.P. 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, California 94025 Attention: Brian G. Atwood

VERSANT SIDE FUND III, L.P. 3000 Sand Hill Road Building 4, Suite 210 Menlo Park, California 94025 Attention: Brian G. Atwood

A-23.

NAME AND ADDRESS

PRISM VENTURE PARTNERS V, L.P. 117 Kendrick Street, Suite 200 Needham, MA 02494 Attention: Brendan O’Leary, Ph.D.

PRISM VENTURE PARTNERS V-A, L.P. 117 Kendrick Street, Suite 200 Needham, MA 02494 Attention: Brendan O’Leary, Ph.D.

JAMES N. ADLER 1034 Selby Avenue Los Angeles, California 90024-3106

EDGAR F. BERNER TRUST DATED 2/17/89 1230 Inspiration Drive La Jolla, California 92037

JULIA RICHARDSON BROWN TRUST 1998 U/A DTD 12/18/98 11480 Forestview Lane San Diego, California 92131

HARBISON FAMILY TRUST U/A 10/21/96 916 Via Panorama Palos Verdes Estates, California 90274

HANS IMHOF 1215 Emerald Bay Laguna Beach, California 92651

RAYMOND M. KARAM 2525 Santa Barbara Street Santa Barbara, California 93105

KIYOIZUMI FAMILY TRUST DATED FEBRUARY 6, 2003 17231 Holly Leaf Court San Diego, California 92127

A-24.

NAME AND ADDRESS

THE GARY KOSTOW PROFIT SHARING & 401(K) PLAN, U/T/D 3/11/05 14820 Caminito Lorren Del Mar, California 92014

JAY KUNIN 1355 Seagrove Street San Diego, California 92130

THE FRANCOIS FERRE AND MAGDA MARQUET TRUST, AUGUST 1, 1993 8540 Avenida de las Ondas La Jolla, California 92037

THE RALPH J. AND SANDRA DEE MAYER FAMILY TRUST U/D/T DATED 4/23/01 3495 Caminito Daniella Del Mar, California 92014

PAPPELBAUM FAMILY TRUST 10/87 1201 Camino del Mar, Suite 202 Del Mar, California 92014

THE WILLIAM AND ARDYCE PEEPLES FAMILY TRUST 877 Gwyne Avenue Santa Barbara, California 93111

THE FRANK & BARBARA PETERS FAMILY TRUST DTD 5/96 3018 Breakers Drive Corona del Mar, California 92625

AMIRALI S. RAJWANY AND DANA R. RAJWANY FAMILY TRUST 5176 Meadows Del Mar San Diego, California 92130

JEFFREY STEIN, PH.D. 13525 Samantha Avenue San Diego, California 92129

A-25.

NAME AND ADDRESS

STRATEGY ADVISORS, LLC DEFINED BENEFIT PLAN P.O. Box 9151 (USPS) 16947 Circa Del Sur (FedEx or UPS) Rancho Santa Fe, California 92067

SERAPHIM FUND I, LLC P.O. Box 16969 Irvine, California 92623-6969

GARY KREMEN 4019 Goldfinch #137 San Diego, California 92103

DANIEL EINHORN AND EMILY FELDMAN EINHORN TRUST OF 1994 U/A DATED 4/13/94 1655 La Jolla Rancho Rd. La Jolla, California 92037-7846

FLORIO FAMILY TRUST DATED JUNE 21, 2002 7675 La Jolla Boulevard, Unit #104 La Jolla, CA 92037

JAN S. TUTTLEMAN 2000 TRUST 7791 Starlight Drive La Jolla, CA 92037

HAMILTON SOUTHWORTH III 1473 Horizon Pointe El Cajon, CA 92020

NICHOLAS G. CAVAROCCHI 316 Pennsylvania Ave. S.E. Washington, DC 20003

JIMMY ANKLESARIA AND JENNIFER L. ANKLESARIA FAMILY TRUST UTD 16 JULY 1993 1172 Cuchara Drive Del Mar, CA 92014

A-26.

NAME AND ADDRESS

DAVID S. & SUSAN O. KABAKOFF FAMILY TRUST DATED 2/24/00 P.O. Box 9151 Rancho Santa Fe, CA 92067

A-27.

AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT (this “Amendment”) is made and entered into as of November 5, 2009, by and among TRIUS THERAPEUTICS, INC., a Delaware corporation (the “Company”) and the parties who are signatories hereto (the “Existing Holders”).

RECITALS

WHEREAS, the Company and the Existing Holders are parties to an Amended and Restated Investor Rights Agreement dated as of March 19, 2008 by and among the Company and the Investors listed therein (the “Investor Rights Agreement”);

WHEREAS, the Company is concurrently herewith consummating a bridge financing transaction pursuant to a Note Purchase Agreement (the “Purchase Agreement”), under which the Company is issuing secured convertible promissory notes (the “Notes”) on terms and conditions more fully set forth in the Purchase Agreement;

WHEREAS, in connection with the matters set forth in this Amendment, (i) the provisions of the Investor Rights Agreement may be amended or waived with the written consent of the Company and the holders of at least 66 2/3% of the Registrable Securities (as defined therein) then outstanding, voting together as a single class on an as-converted basis;

WHEREAS, the Existing Holders hold the requisite number of shares needed, together with the Company’s consent, to amend or waive the provisions of the Investor Rights Agreement; and

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Existing Holders and the Company desire to amend or waive certain provisions of the Investor Rights Agreement, as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

1. Amendment of Investor Rights Agreement. The first sentence of Section 1.1(g) of the Investor Rights Agreement shall be amended and restated in its entirety to read as follows:

“(g) “Registrable Securities” means (a) Common Stock issuable or issued upon conversion of the Shares, (b) Common Stock issuable or issued upon the conversion of: (i) the notes issued to the Investors pursuant to that certain Note Purchase Agreement by and among the Company and the parties listed as “Purchasers” thereunder dated November     , 2009 (the “Notes”); or (ii) the Series B Stock issuable or issued upon conversion of the Notes, and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities.”

2. Waiver of Rights of First Refusal. The undersigned Existing Holders holding greater than 66 2/3% of the Registrable Securities (as such term is defined in the Investor Rights Agreement), for and on behalf of all Investors (as each such term is defined in the Investor Rights Agreement) pursuant to Sections 4.4 and 5.5 of the Investor Rights Agreement, hereby waive the right to receive notice under Section 4 of the Investor Rights Agreement and waive the right of first refusal set forth in Section 4 of the Investor Rights Agreement with respect to the Notes issued pursuant to the Purchase Agreement, any shares of Common Stock or Preferred Stock issuable upon conversion of the Notes, and any shares of Common Stock issuable upon conversion of any such shares of Preferred Stock.

3. Miscellaneous.

(a) Except as specifically amended by this Amendment, the terms and conditions of the Investor Rights Agreement shall remain in full force and effect.

(b) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

(c) Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT AGREEMENT as of the date first written above.

COMPANY:

TRIUS THERAPEUTICS, INC.

By:	/s/ Jeffrey Stein

Name:	Jeffrey Stein

Title:	President and CEO

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT AGREEMENT as of the date first written above.

EXISTING HOLDERS:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Joseph S. Lacob

Name:	Joseph S. Lacob

Title:	Senior Vice President

Address:	c/o Kleiner, Perkins, Caufield & Byers 2750 Sand Hill Road Menlo Park, CA 94025

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT AGREEMENT as of the date first written above.

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C.
its General Partner

By:	/s/ Michael Powell
Michael Powell
Managing General Partner

Address:	140 Geary Street, 10th Floor San Francisco, California 94108

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT AGREEMENT as of the date first written above.

INTERWEST PARTNERS IX, LP

By:	InterWest Management Partners IX, LLC
its General Partner

By:	/s/ Nina Kjellson
Nina Kjellson
Venture Member

Address:	2710 Sand Hill Road, Second Floor Menlo Park, California 94025

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT AGREEMENT as of the date first written above.

VERSANT VENTURE CAPITAL III, L.P.

By:	Versant Ventures III, LLC
its General Partner

By:	/s/ Brian G. Atwood

Name:	Brian G. Atwood

Title:	Managing Director

Address:	3000 Sand Hill Road Building 4, Suite 210 Menlo Park, California 94025

VERSANT SIDE FUND III, L.P.

By:	Versant Ventures III, LLC
its General Partner

By:	/s/ Brian G. Atwood

Name:	Brian G. Atwood

Title:	Managing Director

Address:	3000 Sand Hill Road Building 4, Suite 210 Menlo Park, California 94025

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT AGREEMENT as of the date first written above.

PRISM VENTURE PARTNERS V, L.P.

By:	Prism Investment Partners V, L.P.
its General Partner

By:	Prism Venture Partners V, L.L.C. its General Partner

By:	/s/ Brendan O’Leary
Managing Director

Address:	117 Kendrick Street, Suite 200 Needham, MA 02494

PRISM VENTURE PARTNERS V-A, L.P.

By:	Prism Investment Partners V, L.P.
its General Partner

By:	Prism Venture Partners V, L.L.C.
its General Partner

By:	/s/ Brendan O’Leary
Managing Director

Address:	117 Kendrick Street, Suite 200 Needham, MA 02494

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT AGREEMENT as of the date first written above.

FINTECH GIMV FUND LP

By:	FGF (GP) Management Limited
Its:	General Partner

By:	/s/ Denzil Boschat
Denzil Boschat
Director

Address:	La Motte Chambers, St Helier Jersey Channel Islands JE1 1BJ

[SIGNATURE PAGE TO AMENDMENT AGREEMENT]